Synthetic Biologics and Intrexon Corporation Initiate Development of

Novel Biologics for a Subset of Patients Suffering from Irritable Bowel Syndrome (IBS)

— New Anti-Infective Program Underway Based on Innovative IBS Target —

For Immediate Release

Rockville, MD, and Germantown, MD, December 9, 2013 – Synthetic Biologics, Inc. (NYSE MKT: SYN), a developer of product candidates focused on the prevention and treatment of serious infectious diseases and other diseases, and Intrexon Corporation (NYSE: XON) (“Intrexon”), a leader in synthetic biology, announced today that they have initiated development of novel biologic approaches for the prevention, as well as the acute and chronic treatment of a subset of irritable bowel syndrome (IBS) pathologies specifically caused by auto-antibodies.

Synthetic Biologics intends to utilize intellectual property optioned from Cedars-Sinai Medical Center (“Cedars-Sinai”). According to an increasing body of recent work conducted by Cedars-Sinai, a subset of IBS cases appear to be causally initiated by one or more encounters with acute infectious gastroenteritis, such as the foodborne illness, Campylobacter jejuni. Cedars-Sinai has identified a novel autoimmune target for this subset of IBS cases because of the development of cross-reacting antibodies between a bacterial toxin and a protein important for controlling gastrointestinal motility.

“We are thrilled to begin work with Intrexon for the development of novel biologic therapeutics targeted at preventing and treating auto-antibody-induced IBS. By accessing Intrexon’s proprietary technologies and capabilities, we will pursue development of a vaccine against the bacterial toxin, which does not yield cross reactivity with the gastrointestinal motility protein. Additionally, we will pursue novel approaches to treat acute exposure of the bacterial toxin, as well as block the activity of the auto-antibodies,” said Jeffrey Riley, Chief Executive Officer of Synthetic Biologics, Inc.

Samuel Broder, M.D., Senior Vice President of Intrexon's Health sector and former Director of the National Cancer Institute stated, “Existing IBS therapies, which are primarily focused on supportive care, are unlikely to address the treatment needs of the patient population with auto-antibodies, an underlying immune-specific pathology. This new collaboration represents an important opportunity to address the unmet medical need in these patients with personalized medicine. The collaboration will target the root causes of a subset of irritable bowel syndrome-associated pathologies, and could have a significant impact on the prevention and therapy of this serious disorder.”

The initiation of biologic development for the prevention and treatment of both forms of IBS is the third pathogen-specific indication Synthetic Biologics intends to pursue as part of its August 2012 worldwide exclusive channel collaboration with Intrexon. Under this collaboration, the Company intends to utilize Intrexon’s comprehensive suite of proprietary technologies, including their extensive Protein Engineering assets, mAbLogix™, and LEAP™ platforms, to develop biologics to specifically and rapidly neutralize/clear pathogens that cause serious infectious diseases and other diseases. The first two target indications under the Intrexon collaboration continue to make well-paced progress. The development of a monoclonal antibody (mAb) therapy to treat life-threatening whooping cough (Pertussis) is expected to initiate an IND-enabling study during the first quarter of 2014. The generation of a panel of antibodies to target the multidrug-resistant pathogen, Acinetobacter, is ongoing. While Synthetic Biologics has initiated development of the initial three targets, the Intrexon collaboration may optionally be expanded to include up to a total of eight pathogen-specific indications.

About Synthetic Biologics, Inc.

Synthetic Biologics, Inc. (NYSE MKT: SYN) is a biotechnology company focused on the development of product candidates for serious infectious diseases and other diseases. Synthetic Biologics is developing oral treatments targeting archaea, a non-bacterial intestinal form of life increasingly associated with chronic diseases such as irritable bowel syndrome (IBS), obesity and type 2 diabetes, an oral biologic to protect the gastrointestinal microflora from the effects of IV antibiotics for the prevention of C. diff infection, a series of monoclonal antibodies (mAbs) for the treatment of Pertussis and Acinetobacter infections, and a biologic targeted at the prevention and treatment of IBS. In addition, the Company is developing an oral estriol drug candidate for the treatment of relapsing-remitting multiple sclerosis (MS) and cognitive dysfunction in MS (with results of an ongoing 164 subject, 15 center, two-year, double blind, placebo controlled, Phase II relapsing-remitting MS clinical trial expected to be announced during the first half of 2014). For more information, please visit Synthetic Biologics' website at www.syntheticbiologics.com.

About Intrexon Corporation

Intrexon Corporation (NYSE: XON) is a leader in synthetic biology focused on collaborating with companies in Health, Food, Energy and the Environment to create biologically-based products that improve the quality of life and the health of the planet. Through the Company's proprietary UltraVector® platform, Intrexon provides its partners with industrial-scale design and development of complex biological systems. The UltraVector® platform delivers unprecedented control over the quality, function, and performance of living cells. We call our synthetic biology approach and integrated technologies Better DNA®, and we invite you to discover more at www.dna.com.

Trademarks: mAbLogix™, LEAP™, UltraVector®, and Better DNA® are trademarks of Intrexon Corporation.

This release includes forward-looking statements on Synthetic Biologics’ current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding the timeline for the Pertussis IND-enabling study, Synthetic Biologics’ use of Intrexon’s technologies and Cedar-Sinai intellectual property and the intended results of such use, the impact of the Intrexon collaboration on the prevention and therapy of certain irritable bowel syndrome associated pathologies. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in Synthetic Biologics’ forward-looking statements include, among others, a failure of Synthetic Biologics’ technologies for the treatment of infectious diseases and other diseases to be successfully developed or commercialized, a failure of the Intrexon’s intellectual property to develop the necessary biologics, an inability to obtain regulatory approval of the infectious disease and other disease product candidates, a failure of the results of clinical trials to support the efficacy or safety of product candidates, a failure of the preclinical or clinical trials to proceed on schedules that are consistent with Synthetic Biologics’ current expectations or at all, Synthetic Biologics’ inability to protect its intellectual property and freedom to operate without interference of the patents of others, inability to maintain the effectiveness of the exclusive collaboration agreement, its reliance on third parties to develop its product candidates, the insufficiency of existing capital reserves to fund continued operations for a particular amount of time and uncertainties regarding Synthetic Biologics’ ability to obtain additional financing to support its operations thereafter and other factors described in Synthetic Biologics’ report on Form 10-K for the year ended December 31, 2012 and any other filings with the SEC. The information in this release is provided only as of the date of this release, and Synthetic Biologics undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Synthetic Biologics, Inc.

Kris Maly

Vice President, Corporate Communication

(734) 332-7800, Ext. 22

Intrexon Corporation

Peter McLaughlin

Vice President, Corporate Communications

Tel: +1 323-842-7779PublicRelations@intrexon.com

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